    As filed with the Securities and Exchange Commission on November 30, 2000
                                                           REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                             JOHN H. HARLAND COMPANY
             (Exact name of registrant as specified in its charter)

                   GEORGIA                             58-0278260

       (State or other jurisdiction of              (I.R.S. Employer
       incorporation or organization)              Identification No.)

                    2939 MILLER ROAD, DECATUR, GEORGIA 30035
   (Address, including zip code, of registrant's principal executive offices)

                             JOHN H. HARLAND COMPANY
                           DEFERRED COMPENSATION PLAN
                              (Full title of plan)

                                 TIMOTHY C. TUFF
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             JOHN H. HARLAND COMPANY
                                2939 MILLER ROAD
                             DECATUR, GEORGIA 30035
                                 (770) 981-9460
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:


           JOHN C. WALTERS, ESQ.                        ALAN J. PRINCE, ESQ.
VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL             KING & SPALDING
          JOHN H. HARLAND COMPANY                       191 PEACHTREE STREET
             2939 MILLER ROAD                        ATLANTA, GEORGIA 30303-1763
          DECATUR, GEORGIA 30035                           (404) 572-4600
             (770) 981-9460


                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                        Proposed               Proposed
         Title of                    Amount              Maximum                Maximum            Amount of
       Securities to                 to be            Offering Price            Aggregate         Registration
       be Registered               Registered         Per Obligation         Offering Price            Fee
-----------------------------------------------------------------------------------------------------------------
Deferred Compensation
Obligations (1).............       $10,000,000            100%               $10,000,000(2)          $2,640
-----------------------------------------------------------------------------------------------------------------

(1) The Deferred Compensation Obligations are unsecured obligations of the John H. Harland Company to pay deferred compensation in the future in accordance with the terms of the John H. Harland Company Deferred Compensation Plan.
(2)      Estimated solely for the purpose of determining the registration fee.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:


         1. The Annual Report of the John H. Harland Company (the "Company") on Form 10-K for the year ended December 31, 1999; and


         2. All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999.

         All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Under the John H. Harland Company Deferred Compensation Plan (the "Plan"), the Company will provide eligible employees with the opportunity to elect to defer a specified percentage of their future cash compensation. The Company, in its discretion, may credit participants with a matching amount based on a percentage of their deferrals and with a profit sharing amount. The obligations of the Company under the Plan (the "Obligations") will be unsecured general obligations of the Company to pay the deferred compensation in the future in accordance with the terms of the Plan.

         The amount of compensation deferred by each participant and any matching or profit sharing amounts credited to the participant by the Company will be credited with earnings and investment gains and losses by assuming that such amounts were invested in one or more investment alternatives, which among others, include one or more mutual funds, selected by each participant in accordance with the terms of the Plan. Each participant's Obligations will be payable in a manner selected by such participant in accordance with the terms of the Plan. The Obligations will be denominated and be payable in United States dollars.

         The Obligations are not subject to redemption, in whole or in part, prior to the payment dates selected by each participant, at the option of the Company or through operation of a mandatory or optional sinking fund or analogous provision. A participant's right or the right of a participant's beneficiary, if any, to the Obligations cannot be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, levied upon or charged. Each participant in the Plan has the right to designate a beneficiary to receive the balance, if any, of the Obligations payable to the participant at the time of the participant's death and shall have the right at any time to change such designation at any time.

         A grantor trust will be established to fund the payment of the Obligations. The trustee of the trust will be required to administer the trust in accordance with its terms, but the trustee's obligations and authority will be limited to the amounts which may be held in the trust from time to time and the trustee will be subject to the direction of the Company with respect to the payment of the Obligations. Upon a change of control, the trust will become irrevocable until all Obligations have been paid in full and the Company will cause the trust to be irrevocably funded with amounts sufficient to satisfy its Obligations to the extent not previously funded. No participant shall have any preferred claim to, or any beneficial ownership interest in, any assets which are subject to the trust. All such assets are subject to the claims of the general creditors of the Company and any subsidiary whose employees are eligible to participate in the Plan.

         The Governance Committee of the Board of Directors of the Company reserves the right to amend or terminate the Plan at any time, provided the balance credited to each participant's account immediately after any such amendment or termination shall be no less than the balance credited to each such account immediately before such amendment or termination and no amendment or termination shall adversely affect the right of a participant or his or her beneficiary, if any, to the distribution of the balance of such participant's deferred account.

         The Obligations are not convertible into another security of the Company. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Inapplicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The following summary is qualified in its entirety by reference to the complete text of the statute, the Restated Articles of Incorporation and the Amended and Restated Bylaws referred to below.

Part 5 of Article 8 of the Georgia Business Corporation Code states:

14-2-850. Part definitions.

As used in this part, the term:

         (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         (2) "Director" or "officer" means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. Director or officer includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

         (3) "Disinterested director" means a director who at the time of a vote referred to in subsection (c) of Code Section 14-2-853 or a vote or selection referred to in subsection (b) or (c) of Code Section 14-2-855 or subsection (a) of Code Section 14-2-856 is not:

                  (A)      A party to the proceeding; or

                  (B) An individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

         (4)      "Expenses" includes counsel fees.

         (5) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

         (6)      "Official capacity" means:

                  (A) When used with respect to a director, the office of director in a corporation; and

                  (B) When used with respect to an officer, as contemplated in Code Section 14-2-857, the office in a corporation held by the officer.

     Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

         (7) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

         (8) "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.


14-2-851. Authority to indemnify.

        (a) Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

                  (1) Such individual conducted himself or herself in good faith; and

                  (2)      Such individual reasonably believed:

                           (A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

                           (B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

                           (C) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

         (b) A director's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a) (2) (B) of this Code section.

         (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.

         (d) A corporation may not indemnify a director under this Code section:

                  (1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Code section; or

                  (2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

14-2-852. Mandatory indemnification.

         A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

14-2-853. Advance for expenses.

         (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

                  (1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Code Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and

                  (2) His or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this part.

         (b) The undertaking required by paragraph (2) of subsection (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

         (c)      Authorizations under this Code section shall be made:

                  (1)      By the board of directors:

                           (A) When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

                           (B) When there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c) of Code
                           Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or

                  (2) By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

14-2-854. Court-ordered indemnification and advances for expenses.

         (a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

                  (1) Order indemnification or advance for expenses if it determines that the director is entitled to indemnification under this part; or

                  (2) Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections
                           (a) and (b) of Code Section 14-2-851, failed to comply with Code Section 14-2-853, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Code Section 14-2-851, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

         (b) If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

14-2-855. Determination and authorization of indemnification.

         (a) A corporation may not indemnify a director under Code Section 14-2-851 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in Code Section 14-2-851.

         (b)      The determination shall be made:

                  (1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

                  (2)      By special legal counsel:

                           (A) Selected in the manner prescribed in paragraph (1) of this subsection; or

                           (B) If there are fewer than two disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

                  (3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

         (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph
(b)(2)(B) of this Code section to select special legal counsel.

14-2-856. Shareholder approved indemnification.

         (a) If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

         (b) The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

                  (1) For any appropriation, in violation of the director's duties, of any business opportunity of the corporation;

                  (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

                  (3) For the types of liability set forth in Code Section 14-2-832; or

                  (4) For any transaction from which he or she received an improper personal benefit.

         (c) Where approved or authorized in the manner described in subsection (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

                  (1) The director furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

                  (2) The director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under this Code section.

14-2-857. Indemnification of officers, employees, and agents.

         (a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

                  (1)      To the same extent as a director; and

                  (2) If he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:

                           (A) Appropriation, in violation of his or her duties, of any business opportunity of the corporation;

                           (B) Acts or omissions which involve intentional misconduct or a knowing violation of law;

                           (C)      The types of liability set forth in Code
                                    Section 14-2-832; or

                           (D)      Receipt of an improper personal benefit.

         (b) The provisions of paragraph (2) of subsection (a) of this Code section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

         (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

         (d) A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

14-2-858. Insurance.

         A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this part.

14-2-859. Application of part.

         (a) A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection (c) of Code Section 14-2-853 or subsection (c) of Code Section 14-2-855. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with Code Section 14-2-853 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

         (b) Any provision pursuant to subsection (a) of this Code section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders, partners, or, in the case of limited liability companies, members or managers of a predecessor of the corporation or other entity in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by paragraph (3) of subsection (a) of Code Section 14-2-1106.

         (c) A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this part.

         (d) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

         (e) Except as expressly provided in Code Section 14-2-857, this part does not limit a corporation's power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent.

Article Ten of the Company's Restated Articles of Incorporation provides:

         No Director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of the duty of care or other duty as a Director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for the types of liabilities set forth in
Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Georgia Business Corporation Code is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the corporation shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as amended. Neither the amendment nor repeal of this Article X nor the adoption of any provision of these Amended and Restated Articles of Incorporation inconsistent with this Article shall eliminate or adversely affect any right or protection of a Director of the corporation existing immediately prior to such amendment, repeal or adoption.

Article Six of the Company's Amended and Restated Bylaws provides:

         Section 1. Mandatory Indemnification. The Company shall indemnify to the fullest extent permitted by the Georgia Business Corporation Code, and to the extent that applicable law from time to time in effect shall permit indemnification that is broader than is provided in these Bylaws, then to the maximum extent authorized by law, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he or she is or was a Director or an executive or corporate officer, against liability (as defined in the Georgia Business Corporation Code), incurred in the proceeding, if he or she conducted himself or herself in good faith and reasonably believed such conduct was in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he or she had no reasonable cause to believe such conduct was unlawful.

         Section 2. Advance for Expenses. The Company shall pay for or reimburse the reasonable expenses incurred by a Director or any such officer who is a party to a proceeding in advance of the final disposition of the proceeding if:

          (a) Such person furnishes the Company a written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section 1 above; and

          (b) Such person furnishes the Company a written undertaking, executed personally on his or her behalf to repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

          The written undertaking required by paragraph (b) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment.

          Section 3. Indemnification Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, provision of these Bylaws, agreement, vote of shareholders or disinterested Directors or otherwise.

          Section 4. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED

         Inapplicable.

ITEM 8.  EXHIBITS

Exhibit      Description
-------      -----------
  5.1        Opinion of King & Spalding

 23.1        Consent of Deloitte & Touche LLP

 23.2        Consent of King & Spalding (included as part of Exhibit 5.1)

 24.1        Power of Attorney (included on signature page)

 99.1        John H. Harland Company Deferred Compensation Plan

 99.2        John H. Harland Company Deferred Compensation Plan Trust

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (A)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933, as amended (the "Securities Act");

                           (B) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (C)    To include any material information with
                                    respect to the plan of distribution not
                                    previously disclosed in the Registration
                                    Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

         The financial statements and the related financial statement schedule incorporated by reference in this Registration Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia on the 30th day of November, 2000.

                                     JOHN H. HARLAND COMPANY



                                     By: /s/ Timothy C. Tuff
                                        ---------------------------------------
                                        Timothy C. Tuff
                                        Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy C. Tuff and John C. Walters and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such persons and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacity indicated on the 30th day of November, 2000.

Signature                             Title
---------                             -----




/s/ Timothy C. Tuff                   Chairman, Chief Executive Officer,
---------------------------------     President and Director
Timothy C. Tuff                       (Principal Executive Officer)



/s/ Charles B. Carden
---------------------------------     Vice President and Chief Financial Officer
Charles B. Carden                     (Principal Financial Officer)



/s/ William M. Dollar                 Vice President and Controller
--------------------------------      (Principal Accounting Officer)
William M. Dollar

Signature                           Title
---------                           ------




/s/ William S. Antle III            Director
------------------------------
William S. Antle III



/s/ Juanita Powell Baranco          Director
------------------------------
Juanita Powell Baranco



/s/ John D. Johns                   Director
------------------------------
John D. Johns



/s/ Richard K. Lochridge            Director
------------------------------
Richard K. Lochridge



/s/ John J. McMahon Jr.             Director
------------------------------
John J. McMahon Jr.



/s/ G. Harold Northrop              Director
------------------------------
G. Harold Northrop



/s/ Larry L. Prince                 Director
------------------------------
Larry L. Prince



/s/ Eileen M. Rudden                Director
------------------------------
Eileen M. Rudden

                                  EXHIBIT INDEX

Exhibit      Description
-------      -----------
  5.1        Opinion of King & Spalding

 23.1        Consent of Deloitte & Touche LLP

 23.2        Consent of King & Spalding (included as part of Exhibit 5.1)

 24.1        Power of Attorney (included on signature page)

 99.1        John H. Harland Company Deferred Compensation Plan

 99.2        John H. Harland Company Deferred Compensation Plan Trust


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